Exhibit (a)(1)(iii)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER BY ALAMOS GOLD INC. TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES OF AURIZON MINES LTD.

NOTICE OF GUARANTEED DELIVERY

For Deposit of Common Shares of

Aurizon Mines Ltd.

Pursuant to the Offer dated January 14, 2013 made by

Alamos Gold Inc.

ALAMOS GOLD INC.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON TUESDAY,

FEBRUARY 19, 2013 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR

WITHDRAWN.

USE THIS NOTICE OF GUARANTEED DELIVERY IF:

1.	YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE;

2.	YOU CANNOT COMPLETE THE PROCEDURE FOR BOOK-ENTRY TRANSFER ON A TIMELY BASIS; OR

3.	YOUR COMMON SHARE CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS CANNOT BE DELIVERED TO THE DEPOSITARY AND INFORMATION AGENT PRIOR TO THE EXPIRY TIME.

This Notice of Guaranteed Delivery or a facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (“Common Shares”) of Aurizon Mines Ltd. (“Aurizon”) under the offer dated January 14, 2013 (the “Offer”) made by Alamos Gold Inc. (the “Offeror”) to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Shares, which include Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Common Shares, if certificate(s) representing the Common Shares to be deposited are not immediately available, if the holder of Common Shares (the “Shareholder”) cannot complete the procedure for book-entry transfer on a timely basis, or the Shareholder is not able to deliver the certificate(s) and all other required documents to Kingsdale Shareholder Services Inc. (the “Depositary and Information Agent”) at the office specified on the back of this Notice of Guaranteed Delivery at or prior to the Expiry Time.

The terms and conditions of the Offer are incorporated by reference into this Notice of Guaranteed Delivery. The Offer and Circular dated January 14, 2013 (the “Offer and Circular”) contain important information and Shareholders are urged to read the Offer and Circular in its entirety. Certain capitalized terms used but not defined in this Notice of Guaranteed Delivery have the respective meanings ascribed thereto in the Offer and Circular.

All dollar references in this Notice of Guaranteed Delivery refer to Canadian dollars, except where otherwise indicated.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

As set forth under Section 3 of the Offer and Circular, “Manner of Acceptance – Procedure for Guaranteed Delivery” if a Shareholder wishes to deposit Common Shares under the Offer but (a) the certificate(s) representing such Common Shares is (are) not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to the Depositary and Information Agent at or prior to the Expiry Time, such Common Shares (the “Deposited Common Shares”) may nevertheless be deposited validly under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

this Notice of Guaranteed Delivery or a manually executed facsimile hereof, properly completed and duly executed, including the guarantee of delivery by an Eligible Institution in the form set out below, is received by the Depositary and Information Agent at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)

the certificate(s) representing all Deposited Common Shares, in proper form for transfer, together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with the signatures guaranteed, if required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Common Shares and, in the case of accounts with The Depositary Trust Company or its nominee, which at the date hereof is Cede & Co. (“DTC”), a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal), are physically received by the Depositary and Information Agent at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Time.

This Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary and Information Agent at its office in Toronto, Ontario specified in this Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in this Notice of Guaranteed Delivery. Delivery of this Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) representing Common Shares and all other required documents to an address or transmission by facsimile to facsimile number other than those specified in this Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary and Information Agent; Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States.

The undersigned understands and acknowledges that payment for Common Shares deposited and taken up by the Offeror under the Offer will be made only after timely receipt by the Depositary and Information Agent of certificate(s) representing the Common Shares, a Letter of Transmittal, or a manually signed facsimile thereof, properly completed and duly executed, covering such Common Shares, with any signature(s) guaranteed, if so required, in accordance with the instructions set out in the Letter of Transmittal, and all other documents required by the Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary and Information Agent to any persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer, and that the consideration for the Common Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Common Shares delivered to the Depositary and Information Agent prior to the Expiry Time, even if the certificate(s) representing all of the Deposited Common Shares, to be delivered pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer and Circular, “Manner of Acceptance – Procedure for Guaranteed Delivery”, are not so delivered to the Depositary and Information Agent and, therefore, payment by the Depositary and Information Agent on account of such Deposited Common Shares is not made until after the take up and payment for such Deposited Common Shares under the Offer.

All authority conferred or agreed to be conferred by the undersigned in this Notice of Guaranteed Delivery is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

Questions and requests for assistance in accepting the Offer and in depositing Common Shares with the Depositary and Information Agent may be directed to the Depositary and Information Agent, Kingsdale Shareholder Services Inc., at 1-866-851-3214 toll free in North America or at +1 (416) 867-2272 outside of North America or by e-mail at contactus@kingsdaleshareholder.com.

TO:	ALAMOS GOLD INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC, as Depositary and Information Agent

By Mail, by Registered Mail, by Hand or by Courier:	By facsimile Transmission:

Kingsdale Shareholder Services Inc. The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 361 Toronto, Ontario M5X 1E2	(416) 867-2271 or 1-866-545-5580

North American Toll-Free Phone:

1-866-851-3214

THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE OR MAILED TO THE DEPOSITARY AND INFORMATION AGENT AT ITS OFFICE IN TORONTO, ONTARIO AT THE ADDRESS OR FACSIMILE NUMBER SPECIFIED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE FORM SET OUT IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND THE LETTER OF TRANSMITTAL TO AN ADDRESS OR TRANSMISSION VIA FACSIMILE TO A FACSIMILE NUMBER OTHER THAN THOSE SET OUT ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATE(S) TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, THE ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY AND INFORMATION AGENT IN TORONTO, ONTARIO WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer and Circular, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

BOX 1
DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Notice of Guaranteed Delivery in the form below.)
Certificate Number(s) or DRS Advice (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice	Number of Common Shares Represented by Certificate(s) or DRS Advice	Number of Common Shares Deposited*

TOTAL:

*  If you desire to deposit fewer than all Common Shares evidenced by any certificate(s) listed above, please indicate in this column the number of Common Shares you wish to deposit. Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited.

BOX 2

ELECTION FOR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the deposited Common Shares represented by the certificate(s) listed in Box 1 above. Shareholders may elect to receive either the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

Choice A – The CASH ALTERNATIVE

☐           Canadian dollars

Shareholders who check this box will receive Cdn$4.65 in cash for each Common Share deposited under this Choice A (subject to pro ration).

☐           United States dollars

I elect for the payment of cash to which I am entitled under the Offer to be made in the U.S. dollar equivalent of the Cdn$4.65, based on the exchange rate available to the Depositary and Information Agent at its typical banking institution on the date such funds are converted (which may be the Expiry Date or any later date and may be a date other than the date the certificate(s) representing the Common Shares being exchanged are received by the Depositary and Information Agent or the date of issue of payment therefor).

Shareholders who check this box will receive US$ equivalent of Cdn$4.65 in cash for each Common Share deposited under this Choice A (subject to pro ration).

Unless the United States dollars box above is checked, the cash payment for the Common Shares being exchanged will be made in Canadian dollars. Shareholders electing to receive payment of the cash to which they are entitled under the Offer in U.S. dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Notice of Guranteed Delivery is submitted and the date on which the funds are converted by the Depositary and Information Agent will be at the sole risk of the securityholder.

Choice B – The SHARE ALTERNATIVE

☐           Choice B – The SHARE ALTERNATIVE

Shareholders who check this box will receive 0.2801 common shares of the Offeror (“Offeror Shares”) for each Common Share deposited under this Choice B (subject to pro-ration).

If you fail to make an election above, or the election fails to comply with the other requirements of such election and such failure is not corrected prior to the Expiry Time, you will be deemed to have elected the Share Alternative for the Deposited Common Shares as described in the Offer and Circular.

No fractional Offeror Shares will be issued pursuant to the Offer. Where a Shareholder is to receive Offeror Shares as consideration under the Offer and the aggregate number of Offeror Shares to be issued to such Shareholder would result in a fraction of an Offeror Share being issuable, the number of Offeror Shares to be received by such Shareholder will be rounded down to the nearest whole Offeror Share and the amount of cash to be received by such Shareholder will be rounded down to the nearest whole cent.

A Shareholder who is an “Eligible Holder” (as defined in the Offer and Circular) and who wishes to elect the “Rollover Option” (as defined in the Offer and Circular) to make the joint tax election with the Offeror in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Common Shares pursuant to the Offer, must receive Offeror Shares as full or partial consideration for such Shareholder’s Deposited Common Shares. See Section 19 of the Offer and Circular, “Principal Canadian Federal Income Tax Considerations”.

The undersigned acknowledges that the consideration payable pursuant to the Offer and this election is subject to pro-ration as set forth in Section 1 of the Offer and Circular, “The Offer”. If the aggregate cash consideration that would otherwise be payable by the Offeror to Shareholders who elect to receive cash under the Cash Alternative in respect of their Common Shares to be taken up under the Offer exceeds the Maximum Take-Up Date Cash Consideration, the amount of cash consideration available to those Shareholders who have so elected the Cash Alternative will be allocated pro-rata (on a per share basis) among such Shareholders, as set forth in Section 1 of the Offer and Circular, “The Offer”.

An election (or deemed election) as to the consideration to be received by a Shareholder made in this Notice of Guaranteed Delivery shall supersede any election made in the Letter of Transmittal.

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)	Postal Code / Zip Code

Date	Daytime Telephone Number

BOOK-ENTRY TRANSFER
☐ Check if Common Shares will be deposited by book-entry transfer, and provide the information below:

Name of Depositing Institution

Account Number

Transaction Code Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary and Information Agent, at its address set forth herein, of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, covering the Deposited Common Shares, and all other documents required by the Letter of Transmittal (or, in the case of a book-entry transfer, a confirmation of a book-entry transfer of a Shareholder’s Common Shares into the Depository and Information Agent’s account at CDS or DTC, as applicable, with respect to all such Common Shares deposited hereby and, in the case of DTC accounts, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message (as defined in the Offer and Circular) in lieu of a Letter of Transmittal) at or prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX after the date on which the Expiry Time occurs. Failure to comply with the foregoing could result in a financial loss to such Eligible Institution.

Name of Firm	Authorized Signature

Address of Firm	Name

Postal Code / Zip Code	Title

Area Code and Telephone Number	Date

DO NOT SEND CERTIFICATES REPRESENTING COMMON SHARES WITH THIS FORM. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

The Dealer Manager for the Offer is:

DUNDEE CAPITAL MARKETS

Telephone: (416) 350-3388

Toll Free: 1-888-332-2661

The Depositary and Information Agent for the Offers is:

By Mail	By Registered Mail, Hand or by Courier

The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2
North American Toll Free Phone: 1-866-851-3214

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions or requests for assistance or additional copies of this Notice of Guaranteed Delivery and the Offer and Circular may be directed by Shareholders to the Depositary and Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.